Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Psyence Biomedical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares	457(c)	311,374		$1.22	(2)	$379,877	0.00015310	$58.16	—	—	—	—
Fees to be Paid	Equity	Common Shares	—	—		—		—	—	—	—	—	—	—
Fees to be Paid	Equity	Preferred Shares	—	—		—		—	—	—	—	—	—	—
Fees to be Paid	Debt	Debt Securities	—	—		—		—	—	—	—	—	—	—
Fees to be Paid	Other	Warrants	—	—		—		—	—	—	—	—	—	—
Fees to be Paid	Other	Units	—	—		—		—	—	—	—	—	—	—
Fees to be Paid	Unallocated (Universal Shelf)	(4)	457(o)	$75,000,000	(5)	N/A		$75,000,000	0.00015310	$11,482.5
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—	—	—
				Total Offering Amounts				$75,379,877		$11,540.66
				Total Fees Previously Paid
				Total Fee Offsets						—
				Net Fee Due						$11,540.66

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market on February 28, 2025, in accordance with Rule 457(c) of the Securities Act.
(3)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00015310.
(4)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.
(5)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or upon exercise of Warrants registered hereunder. The aggregate maximum offering price of all securities issued by the Company pursuant to this registration statement will not exceed $75,000,000.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common Shares	380,000	—	(2)	Form F-1	333-284444	January 30, 2025
Equity	Common Shares Issuable upon Exercise of Warrants	2,695,000	—	(2)	Form F-1	333-284444	January 30, 2025
Equity	Common Shares	10,882,355	—	(2)	Form F-1	333-283980	December 31, 2024
Equity	Common Shares	1,398,951	—	(2)	Form F-1	333-282904	November 8, 2024
Equity	Common Shares	138,667	—	(2)	Form F-1	333-282468	October 10, 2024
Equity	Common Shares Issuable upon Exercise of Warrants	6,666	—	(2)	Form F-1	333-282468	October 10, 2024
Equity	Common Shares	674,334	—	(2)	Form F-1	333-281644	August 28, 2024
Equity	Common Shares	299,946	—	(2)	Form F-1	333-276973	May 14, 2024
Equity	Common Shares Issuable Upon Exercise of Warrants	174,266	—	(2)	Form F-1	333-276973	May 14, 2024
Equity	Warrants	7,600	—	(2)	Form F-1	333-276973	May 14, 2024
Equity	Common Shares	175,874	—	(3)	Form F-4	333-273553	November 13, 2023
Equity	Warrants	174,267	—	(3)	Form F-4	333-273553	November 13, 2023

(1)	Pursuant to Rule 416(a) under the Securities Act, an indeterminable number of additional securities is also being registered as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 429(b) under the Securities Act, this Registration Statement on Form F-3, upon effectiveness, will constitute a post-effective amendment to the such F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such securities because those shares were previously registered on such Registration Statement on Form F-1.
(3)	Pursuant to Rule 429(b) under the Securities Act, this Registration Statement on Form F-3, upon effectiveness, will constitute a post-effective amendment to such F-4 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such securities because those shares were previously registered on such Registration Statement on Form F-4.